Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT THAT HAVE BEEN

REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS

BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE

COMMISSION.

SYSCO CORPORATION STOCKHOLDERS AGREEMENT

Dated as of December 8, 2013

ARTICLE VII MISCELLANEOUS		42
7.1	Term	42
7.2	Notices	42
7.3	Investor Actions	43
7.4	Amendments and Waivers	44
7.5	Successors and Assigns	44
7.6	Severability	44
7.7	Counterparts	44
7.8	Entire Agreement	44
7.9	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	44
7.10	Specific Performance	45
7.11	No Third Party Beneficiaries	46
7.12	No Recourse	46

Schedules and Exhibits
Schedule I	Specified Entities
Exhibit A	Form of Joinder

STOCKHOLDERS AGREEMENT, dated as of December 8, 2013 (this “Agreement”), among Sysco Corporation, a Delaware corporation (the “Company”), Clayton, Dubilier & Rice, LLC (“CD&R”), Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and each of the stockholders whose name appears on the signature pages hereto and any person who becomes a party pursuant to Section 2.1(b)(i) hereof.

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company, USF Holding Corp., a Delaware corporation (“Unicorn”), Scorpion Corporation I, Inc., a Delaware corporation (“Merger Sub One”) and Scorpion Company II, LLC, a Delaware limited liability company (“Merger Sub Two”) intend to enter into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub One will be merged with and into Unicorn, followed by a merger of Unicorn with and into Merger Sub Two (the “Merger”), with Merger Sub Two continuing as the surviving company and a wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, each share of outstanding common stock of Unicorn, par value $0.01 per share (the “Unicorn Common Stock”) shall be converted in the Merger into (i) shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) and/or (ii) cash, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, in connection with the Merger, the Investors (as defined below) are expected to receive shares of Company Common Stock (the shares of Company Common Stock received by the Investors in the Merger, the “Shares”) representing, in the aggregate, approximately 13% of the Company’s outstanding shares, after giving effect to the issuance of such Shares; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investors’ ownership of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1Composition of the Board of Directors at the Closing.  On or prior to the date of the Closing, (i) the Company’s board of directors (the “Board”) shall take (or has taken) all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to be increased by two and (ii) the Board shall appoint (1) Richard J. Schnall as the initial CD&R Investor Designee and (2) Michael Calbert as the initial KKR Investor Designee to the Board.

1.2Continuing Composition of the Board of Directors.

(a)Following the Closing, subject to the other provisions of this Section 1.2, including Section 1.2(b) and Section 1.3, at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors, including the CD&R Investor Designee and/or the KKR Investor Designee) to cause the stockholders to elect to the Board a slate of directors which includes (i) prior to a CD&R Investor Rights Termination Event, one CD&R Investor Designee and (ii) prior to a KKR Investor Rights Termination Event. one KKR Investor Designee).

(b)Upon reasonable prior written notice by the Company, the CD&R Investors and the KKR Investors shall notify the Company of the identity of the proposed CD&R Investor Designee and KKR Investor Designee, respectively, in writing, on or before the time such information is reasonably requested by the Board or the Corporate Governance and Nominating Committee for inclusion in a proxy statement for a meeting of stockholders, together with all information about the proposed CD&R Investor Designee or KKR Investor Designee, as applicable, as shall be reasonably requested by the Board or the Corporate Governance and Nominating Committee and of the type of information requested by the Board or the Corporate Governance and Nominating Committee of any other person nominated for election to the Board (including, at a minimum, any information regarding the proposed CD&R Investor Designee or KKR Investor Designee, as applicable, to the extent required by applicable securities laws or for any other person nominated for election to the Board).

(c)Subject to Section 1.2(b) and Section 1.3, so long as no CD&R Investor Rights Termination Event has occurred in the event of the death, disability, removal or resignation of the CD&R Investor Director the Board will promptly appoint as a replacement CD&R Investor Director, the CD&R Investor Designee designated by CD&R to fill the resulting vacancy, and such individual shall then be deemed a CD&R Investor Director for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, without limiting the rights of CD&R under this Section 1.2 with respect to subsequent annual or special meetings of the stockholders of the Company at which directors are to be elected to the Board, neither the Company nor the Board shall be under any obligation to appoint any CD&R Investor Director to the Board  in the event of the failure of a CD&R Investor Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such CD&R Investor Designee stood for election but was nevertheless not elected.  So long as no CD&R Investor Rights Termination Event  has occurred, the Board will not remove the CD&R Investor Director without the prior written consent of CD&R, unless the CD&R Investor Director is no longer eligible for designation as a member of the Board pursuant to Section 1.3.

(d)Subject to Section 1.2(b) and Section 1.3, so long as no KKR Investor Rights Termination Event has occurred in the event of the death, disability, removal or resignation of the KKR Investor Director the Board will promptly appoint as a replacement KKR Investor Director  the KKR Investor Designee designated by KKR to fill the resulting vacancy, and such individual shall then be deemed a KKR Investor Director for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, without limiting the rights of KKR under this Section 1.2 with respect to subsequent annual or special meetings of the stockholders of the Company at which directors are to be elected to the Board, neither the Company nor the Board shall be under any obligation to appoint any KKR Investor Director to the Board in the event of the failure of a KKR Investor Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such KKR Investor Designee stood for election but was nevertheless not elected.  So long as no KKR Investor Rights Termination Event  has occurred, the Board will not remove the KKR Investor Director without the prior written consent of KKR, unless the KKR Investor Director is no longer eligible for designation as a member of the Board pursuant to Section 1.3.

(e)The Company will at all times provide the CD&R Investor Director (in his or her capacity as a member of the Board) and the KKR Investor Director (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to the other members of the Board.  The Company acknowledges and agrees that any such obligations to indemnify or advance expenses to the CD&R Investor Director or the KKR Investor Director, as applicable, in his or her capacity as such, for the matters covered by such indemnification obligations shall be the primary source of indemnification and advancement of such CD&R Investor Director and KKR Investor Director, as applicable, in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such CD&R Investor Director or KKR Investor Director shall be secondary to the Company’s obligation and shall be reduced by any amount that such CD&R Investor Director or KKR Investor Director may collect as indemnification or advancement from the Company.  In the event that the Company fails to indemnify or advance expenses to the CD&R Investor Director or KKR Investor Director as required by such indemnification obligations and this Agreement (such unpaid amounts, the “Unpaid Indemnitee Amounts”), and any Investor Indemnitor makes any payment to such CD&R Investor Director or KKR Investor Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Indemnitee Amounts, such Investor Indemnitor shall be subrogated to the rights of such CD&R Investor Director or KKR Investor Director, as applicable, under this Agreement in respect of such Unpaid Indemnitee Amounts.

1.3Objection to Investor Designee.  Notwithstanding the provisions of this Article I, the CD&R Investors will not be entitled to designate any CD&R Investor Designee (or, for the avoidance of doubt, any CD&R Investor Director), and the KKR Investors will not be entitled to designate any KKR Investor Designee (or, for the avoidance of doubt, any KKR Investor Director) to, the Board pursuant to this Article I in the event that the Board reasonably determines that (i) the election of such CD&R Investor Designee or such KKR Investor Designee, as applicable, to the Board would cause the Company to not be in compliance with Applicable Law, (ii) such CD&R Investor Designee or such KKR Investor Designee, as applicable, has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (iii) such CD&R Investor Designee or such KKR Investor Designee, as applicable, is not reasonably acceptable to the Board or Corporate Governance and Nominating Committee.  In any such case described in clauses (i), (ii) or (iii) of the immediately preceding sentence, the CD&R Investors or the KKR Investors, as applicable, will withdraw the designation of such proposed CD&R Investor Designee or KKR Investor Designee, as applicable, and, so long as no CD&R Investor Rights Termination Event or KKR Investor Rights Termination Event has occurred, as applicable, be permitted to designate a replacement therefor (which replacement CD&R Investor Designee or KKR Investor Designee, as applicable, will also be subject to the requirements of this Section 1.3).

1.4No Adverse Action; Voting Agreement.

(a)Until the occurrence of any CD&R Investor Rights Termination Event or KKR Investor Rights Termination Event, as applicable, without the prior consent of the CD&R Investors or the KKR Investors, as applicable, except as required by Applicable Law, the Company shall not take any action to cause the amendment of its charter or bylaws such that any of the CD&R Investors’ rights or the KKR Investors’ rights, respectively, under this Article I would not be given full effect; provided, that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board to the extent such decrease does not affect the CD&R Investors’ or the KKR Investors’ rights to designate a CD&R Investor Designee or KKR Investor Designee, respectively, to the Board.

(b)Until six months after the date (i) with respect to the CD&R Investors’ obligations hereunder, there is no CD&R Investor Director serving as a director on the Board (and the CD&R Investors either no longer having any rights under this Article I to designate any CD&R Investor Designee to serve on the Board or irrevocably waiving any such rights), and (ii) with respect to the KKR Investors’ obligations hereunder, no KKR Investor Director serving as a director on the Board (and the KKR Investors either no longer having any rights under this Article I to designate any KKR Investor Designee to serve on the Board or irrevocably waiving any such rights), each CD&R Investor and KKR Investor, respectively, agrees to cause each Voting Security Beneficially Owned by it to be voted by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt) mailed to the stockholders of the Company in connection with the solicitation of any proxy (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company): (x) in favor of all those persons nominated to serve as directors of the Company by the Board or the Corporate Governance and Nominating Committee and (y) with respect to any other action, proposal or other matter to be voted upon by the stockholders of the Company (including through action by written consent), in accordance with the recommendation of the Board; provided,  however, that following the occurrence of a CD&R Investor Rights Termination Event pursuant to clause (i) of the definition of such term, this Section 1.4(b) shall immediately cease to apply to the CD&R Investors upon such date as there is no CD&R Investor Director serving as a director on the Board, and following the occurrence of a KKR Investor Rights Termination Event pursuant to clause (i) of the definition of such term, this Section 1.4(b) shall immediately cease to apply to the KKR Investors upon such date as there is no KKR Investor Director serving as a director on the Board.

1.5Termination of Rights.

(a)Immediately upon the occurrence of any CD&R Investor Rights Termination Event, all obligations of the Company with respect to CD&R and any CD&R Investor Director or CD&R Investor Designee pursuant to this Article I shall forever terminate and, unless otherwise consented to by a majority of the members of the Board (in each case, excluding the CD&R Investor Director), CD&R shall cause the CD&R Investor Director to immediately resign from the Board.

(b)Immediately upon the occurrence of any KKR Investor Rights Termination Event, all obligations of the Company with respect to KKR and any KKR Investor Director or KKR Investor Designee pursuant to this Article I shall forever terminate and, unless otherwise consented to by a majority of the members of the Board (in each case, excluding the KKR Investor Director), KKR shall cause the KKR Investor Director to immediately resign from the Board.

1.6Information Rights; Committees.

(a)Subject to Section 1.6(b), prior to a CD&R Investor Rights Termination Event or a KKR Investor Rights Termination Event, as applicable, (i) the Company and its subsidiaries will prepare and provide, or cause to be prepared and provided, to the CD&R Investor Director or KKR Investor Director (in each case in his or her capacity as such), if any, any information, and access to any information, relating to the management, operations and finances of the Company and its subsidiaries as and when provided to non-management Directors of the Company and (ii) the Company and its subsidiaries will give notice of each meeting of any committee of the Board (at the same time such notice is provided to any committee member) to the CD&R Investor Director and the KKR Investor Director, provide all information provided to members of each such committee simultaneously to the CD&R Investor Director and the KKR Investor Director and permit the CD&R Investor Director and the KKR Investor Director to attend all such committee meetings as an observer.

(b)In furtherance of and not in limitation of any other similar agreement such party or any of its Representatives or Affiliates may have with the Company or its subsidiaries or Unicorn or its affiliates, each of the Investors hereby agrees that all Confidential Information with respect to the Company, its subsidiaries and its and their businesses, finances and operations shall be kept confidential by it and shall not be disclosed by it in any manner whatsoever, except as permitted by this Section 1.6(b).  Any Confidential Information may be disclosed:

(i)by an Investor (w) to each other Investor and each other Investor’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof), but only for so long as both a CD&R Investor Director and a KKR Investor Director serve as directors on the Board, (x) to any of its Affiliates, (y) to such Investor’s or such Affiliate’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) and (z) in the case of any Investor that is a limited partnership, limited liability company or other investment vehicle, to any current or prospective direct or indirect general partner, limited partner, member, equityholder or management company of such Investor or any former direct or indirect general partner, limited partner, member, equityholder or management company which retained an economic interest in such Investor (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (each of the Persons described in clause (z), collectively, “Investor Related Persons” and each of the Persons described in clauses (x), (y) and (z) (but, for the avoidance of doubt, not those described in clause (w)), collectively, for purposes of this Section 1.6(b) and the definition of Confidential Information, “Representatives”), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to assist such Investor (as the case may be) (or its Affiliates or, in the case of the Investors, any Investor Related Persons, as applicable) in evaluating or reviewing its existing or prospective direct or indirect investment in the Company, including in connection with the disposition thereof, and each Representative of an Investor shall be deemed to be bound by the provisions of this Section 1.6(b) (provided, that with respect to Investor Related Persons, such Persons shall instead be deemed to be bound by any confidentiality agreement or obligation to which such Person is a party or is otherwise bound, which has restrictions substantially similar to this Section 1.6(b)) and such Investor shall be responsible for any breach of this Section 1.6(b) (or such other agreement or obligation, as applicable) by any such Representative;

(ii)by an Investor or any of its Representatives to the extent the Company consents in writing;

(iii)by an Investor or any Investor Related Person or any of their respective Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 1.6(b) (or a confidentiality agreement having restrictions substantially similar to this Section 1.6(b)) and such Investor shall be responsible for any breach of this Section 1.6(b) (or such confidentiality agreement) by any such Transferee and, in any case, such Investor shall remain liable for any breach of any such provisions by such Transferee; and

(iv)by any Investor or any Investor Related Person or any of their respective Representatives or any Person referred to in clause (i)(w) above to the extent that such Investor, Investor Related Person, Representative or Person referred to in clause (i)(w) above has received advice from its counsel (including in-house counsel) that it is legally compelled to do so or is required to do so to comply with Applicable Law or legal process or Governmental Authority request or the rules of any securities exchange or the rules and regulations of any SRO; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent reasonably practicable and permitted by Applicable Law, (A) consulting with the Company regarding such disclosure and (B) if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to limit the scope of or prevent the requested disclosure; provided,  further, that such Investor, Investor Related Person, Representative or Person referred to in clause (i)(w) above, as the case may be, uses reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Authority or as is, based on the advice of its counsel (including in-house counsel), legally required or compelled.

Notwithstanding anything to the contrary herein, (i) without limiting any such KKR Investor Director’s fiduciary duties under Applicable Law, and subject to Section 3.2, each of the parties hereto hereby consents to the KKR Investor Director sharing any information such KKR Investor Director (in his or her capacity as such) receives from the Company with officers, directors, members, employees, attorneys, accountants, consultants, bankers and financial advisors of KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates (other than any portfolio companies thereof) in each case, who shall agree to be bound by the provisions of this Section 1.6(b) (or to be bound by any confidentiality agreement or obligation to which such Person is a party or is otherwise bound, which has restrictions substantially similar to this Section 1.6(b)) (and KKR shall also remain responsible for any breach of such provisions, or such other agreements or obligations, as applicable, by any such Person), for the internal use by KKR, the KKR Investors, the KKR Investment Funds and such Affiliates of any such information, subject, however, to (x) KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of Applicable Law and (y) compliance by KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates with the confidentiality provisions set forth in this Section 1.6(b)  and (ii) without limiting any such CD&R Investor Director’s fiduciary duties under Applicable Law, and subject to Section 3.2, each of the parties hereto hereby consents to the CD&R Investor Director sharing any information such CD&R Investor Director (in his or her capacity as such) receives from the Company with officers, directors, members, employees, attorneys, accountants, consultants, bankers and financial advisors of CD&R, the CD&R Investors, the CD&R Investment Funds and their respective Affiliates (other than any portfolio companies thereof) in each case, who shall agree to be bound by the provisions of this Section 1.6(b) (or to be bound by any confidentiality agreement or obligation to which such Person is a party or is otherwise bound, which has restrictions substantially similar to this Section 1.6(b)) (and CD&R shall also remain responsible for any breach of such provisions, or such other agreements or obligations, as applicable, by any such Person), for the internal use by CD&R, the CD&R Investors, the CD&R Investment Funds and such Affiliates of any such information, subject, however, to (x) CD&R, the CD&R Investors, the CD&R Investment Funds and their respective Affiliates maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of Applicable Law and (y) compliance by CD&R, the CD&R Investors, the CD&R Investment Funds and their respective Affiliates with the confidentiality provisions set forth in this Section 1.6(b).

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS

2.1Transfer Restrictions.

(a)Other than solely in the case of a Permitted Transfer, no Investor shall Transfer any Shares prior to the date that is fifteen (15) months after the Closing (such period, the “Restricted Period”).

(b)“Permitted Transfers” mean, in each case, so long as such Transfer is in accordance with Applicable Law and, solely in the case of sub-clause (i) below, any such Transfer would not result in the CD&R Investors or the KKR Investors exceeding the CD&R Ownership Limit or the KKR Ownership Limit, respectively:

(i)a Transfer to a Permitted Transferee of the applicable Investor, so long as such Permitted Transferee, in connection with such Transfer, executes a joinder to this Agreement in the form attached as Exhibit A hereto, in which such Permitted Transferee agrees to be a “CD&R Investor,” in the case of a Transfer by a CD&R Investor or a “KKR Investor,” in the case of a Transfer by a KKR Investor; or

(ii)a Transfer solely to tender into a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement) or by the Company; provided, that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than a majority of the then-outstanding shares of Company Common Stock and (B) as of the expiration of such offer (x) no stockholder rights plan or analogous “poison pill” of the Company is in effect or (y) the Board has affirmatively publicly recommended to the Company’s stockholders that such stockholders tender into such offer and has not publicly withdrawn or changed such recommendation.

(c)Notwithstanding anything to the contrary contained herein, including Article V hereof and the expiration or inapplicability of the Restricted Period, no Investor shall Transfer any Voting Securities:

(i)other than in accordance with all Applicable Laws and the other terms and conditions of this Agreement;

(ii)except in a Permitted Transfer, in one or more transactions in which any Person or Group, to such Investor’s knowledge, after giving effect to such Transfer, would Beneficially Own 5% or more of the Total Voting Power or the Total Economic Interest; provided that the restriction in this clause (ii) shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V of this Agreement; or

(iii)except in a Permitted Transfer, on any given day in an amount (in aggregate for the CD&R Investors and their Affiliates, or the KKR Investors and their Affiliates, respectively), greater than 5% of the average daily trading volume of Company Common Stock for the 20-trading day period immediately preceding the date of such Transfer (the “Volume Limitation”); provided, that the Volume Limitation shall not apply to Transfers effected through an offering of Registrable Securities pursuant to an exercise of the registration rights provided in Article V of this Agreement.

(d)Without limiting any other provision of this Article II, prior to the expiration of any Restricted Period with respect to any Investor, the CD&R Investors and the KKR

Investors will discuss with the Company their contemplated plans for the orderly disposition, in accordance with the Volume Limitation, of Voting Securities by such Investor.

(e)Any Transfer or attempted Transfer of Voting Securities in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(f)With respect to any KKR Investor or CD&R Investor, any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“The securities evidenced by this certificate may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act,” (ii) to the extent applicable, pursuant to Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii) pursuant to an available exemption from registration under the Securities Act.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Stockholders Agreement dated as of December 8, 2013, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(g)Notwithstanding the foregoing subsection (f), the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder (i) at such time as such restrictions are no longer applicable, and (ii) with respect to the restriction on Transfer of such Shares under the Securities Act or any other applicable Foreign or State Act, unless such Shares are sold pursuant to a registration statement, subject to delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other applicable Foreign or State Act.

2.2Standstill Provisions.

(a)During the Standstill Period, the KKR Investors, the CD&R Investors, KKR and CD&R shall not, directly or indirectly, and shall not permit any of their Controlled Affiliates, directly or indirectly, to, and neither CD&R nor KKR shall permit any CD&R Investment Fund or KKR Investment Fund, respectively, directly or indirectly, to (i) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition or ownership of, Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable into

Voting Securities, other than (A) as a result of any stock split, stock dividend or subdivision of Voting Securities or (B) any acquisition of shares of Company Common Stock by any CD&R Non‑Private Equity Business or KKR Non-Private Equity Business, so long as after giving effect to such acquisition, all CD&R Non‑Private Equity Businesses, in the aggregate, or KKR Non-Private Equity Businesses, in the aggregate, respectively, would each Beneficially Own less than 5% of the Total Voting Power and the Total Economic Interest, (ii) deposit any Voting Securities into a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or other Contract (other than solely between (x) the CD&R Investors, CD&R and the CD&R Investment Funds or (y) the KKR Investors, KKR and the KKR Investment Funds, and, in the case of each of the foregoing (x) and (y), their respective Controlled Affiliates), or grant any proxy with respect to any Voting Securities (other than (A) pursuant to Section 1.4(b) or (B) otherwise to the Company or a Person specified by the Company in a proxy card provided to stockholders of the Company by or on behalf of the Company, (iii) enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries (unless (1) such transaction is affirmatively publicly recommended by the Board and there has otherwise been no breach of this Section 2.2 in connection with or relating to such transaction or (2) such action is expressly permitted by Section 2.1(c)(ii)), (iv) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person with respect to the voting of, any Voting Securities, (v) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company, (vi) form, join or in any way participate in a Group (other than with its Permitted Transferee that is bound by the restrictions of this Section 2.2(a) or a Group which consists solely of any of CD&R, any CD&R Investment Fund and the CD&R Investors, or of KKR, any KKR Investment Fund, the KKR Investors and, in each case, their respective Controlled Affiliates), with respect to any Voting Securities, (vii) otherwise act, alone or in concert with others, to seek to Control or influence the management or the policies of the Company (provided, that this clause (vii) shall in no way limit the activities of any CD&R Investor Director or any KKR Investor Director taken in good faith solely in his or her capacity as a director of the Company), (viii) publicly disclose any intention, plan, arrangement or other Contract prohibited by, or inconsistent with, the foregoing or (ix) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements, or arrangements or other Contracts with any other Persons in connection with the foregoing.  The CD&R Investors, the KKR Investors, CD&R and KKR further agree that, during the Standstill Period, the CD&R Investors, the KKR Investors, CD&R and KKR shall not, directly or indirectly, and shall not permit any of their Controlled Affiliates, directly or indirectly, to, and neither of CD&R or KKR shall permit any CD&R Investment Fund or KKR Investment Fund, respectively, directly or indirectly, to (x) request the Company to amend or waive any provision of this Section 2.2 (including this sentence) or (y) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction or matter described in this Section 2.2; provided, that this clause (y) shall in no way limit the activities of any CD&R Investor Director or any KKR Investor Director taken in good faith solely in his or her capacity as a director of the Company.

(b)“Standstill Period” shall mean, with respect to each of (i) CD&R and the CD&R Investors and (ii) KKR and the KKR Investors, from the Closing Date until the date that is the later of (x) the date on which either CD&R and the CD&R Investors (with respect to CD&R) or KKR and the KKR Investors (with respect to KKR) Beneficially Own 25% or less of the Shares Beneficially Owned by such Persons as of immediately following the Closing and (y) one year after the date on which, with respect to CD&R, the CD&R Investor Director ceases to serve as a director on the Board or, with respect to KKR, the date on which the KKR Investor Director ceases to serve as a director on the Board,  (and such CD&R Investors or KKR Investors, respectively, either no longer have any rights under Article I to designate any Investor Designee to serve on the Board or have irrevocably waived any such rights).  For the avoidance of doubt, notwithstanding anything to the contrary contained herein, at all times during the Standstill Period, each of (A) CD&R and the CD&R Investors and (B) KKR and the KKR Investors agree that their Beneficial Ownership, on a fully diluted basis, of Voting Securities or securities of the Company that are convertible, exchangeable or exercisable into Voting Securities, shall not exceed the CD&R Ownership Limit or the KKR Ownership Limit, respectively.

ARTICLE III

NON-COMPETITION; NON-SOLICIT

3.1Non-Competition; Non-Solicit.

(a)In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, each of Clayton, Dubilier & Rice Fund VII, L.P. and CD&R Parallel Fund VII, L.P. hereby covenants and agrees that, from the Closing Date and until the date that is three (3) years after the date of the Closing, such Persons shall not own, manage or operate, or participate in, or benefit from, the ownership, management or operation of, or have any Beneficial Ownership interest in, any Specified Entity.

(b)In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, each of KKR 2006 Fund L.P. and KKR Partners III, L.P. hereby covenants and agrees that, from the Closing Date and until the date that is three (3) years after the date of the Closing, such Persons shall not own, manage or operate, or participate in, or benefit from, the ownership, management or operation of, or have any Beneficial Ownership interest in, any Specified Entity.

(c)In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, from the Closing Date and until a KKR Investor Rights Termination Event, (i) each of KKR and KKR 2006 Fund L.P. hereby covenants and agrees that such Investor will establish and maintain adequate procedures to prevent Confidential Information with respect to the Company, its subsidiaries and its and their businesses, finances and operations from being disclosed to investment professionals of such Investor (whether or not such Persons are engaged in the private equity business or the KKR Non-Private Equity Business) in connection with the consideration or evaluation by such investment professionals of an investment in a Designated Entity; provided that nothing herein shall restrict any disclosure to the extent such disclosure occurs as part of such Investor’s or its Affiliates’ regular internal reporting, portfolio management process or investment committee participation and (ii) the KKR Investor Director shall not serve as a director or otherwise participate in any other manner in any other Designated Entity (or the evaluation or investigation thereof) in which any private equity business or KKR Non-Private Equity Business has invested or is considering an investment (other than through such individual’s ownership interest in, or employment by, any Investor or any Affiliate of any Investor); provided that nothing herein shall restrict such Investor’s or its Affiliates’ regular internal reporting, portfolio management process or investment committee participation by such KKR Investor Director.

(d) In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, from the Closing Date and until a CD&R Investor Rights Termination Event, (i) each of CD&R and Clayton, Dubilier & Rice Fund VII, L.P. hereby covenants and agrees that such Investor will establish and maintain adequate procedures to prevent Confidential Information with respect to the Company, its subsidiaries and its and their businesses, finances and operations from being disclosed to investment professionals of such Investor (whether or not such Persons are engaged in the private equity business or the CD&R Non-Private Equity Business) in connection with the consideration or evaluation by such investment professionals of an investment in a Designated Entity; provided that nothing herein shall restrict any disclosure to the extent such disclosure occurs as part of such Investor’s or its Affiliates’ regular internal reporting, portfolio management process or investment committee participation and (ii) the CD&R Investor Director shall not serve as a director or otherwise participate in any other manner in any other Designated Entity (or the evaluation or investigation thereof) in which any private equity business or CD&R Non-Private Equity Business has invested or is considering an investment (other than through such individual’s ownership interest in, or employment by, any Investor or any Affiliate of any Investor) ; provided that nothing herein shall restrict such Investor’s or its Affiliates’ regular internal reporting, portfolio management process or investment committee participation by such CD&R Investor Director.

(e)In order to induce the Company to enter into the transactions contemplated by the Merger Agreement, each of CD&R, the CD&R Investors, KKR and the KKR Investors hereby covenants and agrees that, during the Standstill Period, such Persons shall not solicit for employment any person that is (or was within the six-month period prior to the date of determination) a member of the management team of the Company or any of its subsidiaries, or of the management team of Unicorn or any of its subsidiaries, in each case with a title of Operating Company President (or the equivalent) or higher; provided, that (i) employing any person who contacts such Person on his or her own initiative and without any direct solicitation by such Person or as a result of general, non-targeted media advertising or (ii) soliciting or employing any such person through the use of an independent search firm that contacts employees of the Company or any of its subsidiaries, or of Unicorn or any of its subsidiaries, without the direction or advice of any of the Persons whose activities are restricted by this Section 3.1(d) shall, in each case, not be deemed to be direct or indirect solicitations.

(f)For the avoidance of doubt, in the event of a breach of the obligations under this Section 3.1, in addition to all other available remedies, the Company shall be entitled to seek specific performance to enforce the provisions of this Section 3.1 in any court of competent jurisdiction in accordance with Section 7.10.

(g)Each of CD&R, the CD&R Investors, KKR and the KKR Investors acknowledges that the restrictions contained in this Section 3.1 are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company to enter into this Agreement and the Merger Agreement and consummate the transactions contemplated by this Agreement and the Merger Agreement.  It is the intent of the parties that the provisions of this Section 3.1 shall be enforced to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought.  If any particular provision or portion of this Section 3.1 shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

3.2Outside Activities.  Subject to the provisions of Section 1.6 and Section 3.1:

(a)Subject to subsection (c) below, CD&R, any CD&R Investor, any CD&R Investment Fund, KKR, any KKR Investor, any KKR Investment Fund and any of their respective Affiliates may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company, and may provide advice and other assistance to any such investment, business venture or Person;

(b)The Company shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom; and

(c)The pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its subsidiaries or the Investors.  None of CD&R, the CD&R Investors, any CD&R Investment Fund, KKR, any KKR Investor, any KKR Investment Fund or any of their respective Affiliates shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and each of CD&R, the CD&R Investors, any CD&R Investment Fund, KKR, any KKR Investor, any KKR Investment Fund and any of their respective Affiliates shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity; provided, that a CD&R Investor Director or a KKR Investor Director, as the case may be, who is offered an investment or business opportunity in his or her capacity as a member of the Board shall be obligated to communicate such opportunity to the Company, in which case CD&R, the CD&R Investors, any CD&R Investment Fund or KKR, any KKR Investor, any KKR Investment Fund and their respective Affiliates, respectively, shall not be permitted to pursue such opportunity unless the Board determines not to do so.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1Representations and Warranties of the Investors.  Each Investor, on behalf of itself and not any other Investor, hereby represents and warrants to the Company as follows as of the date hereof:

(a)Such Investor:  (i) will be acquiring at Closing the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.  Such Investor understands that the Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom.

4.2Representations and Warranties of CD&R.  Each Initial CD&R Investor hereby represents and warrants to the Company as follows:

(a)It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) its organizational documents or (z) any contract or agreement to which it is a party.

(c)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part.  This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

4.3Representations and Warranties of KKR.  Each Initial KKR Investor hereby represents and warrants to the Company as follows:

(a)It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) its organizational documents or (z) any contract or agreement to which it is a party.

(c)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part.  This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

4.4Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors as follows:

(a)The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company (following any actions taken pursuant to Section 1.1(i)) or (z) any contract or agreement to which the Company is a party.

(c)The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE  V

REGISTRATION

5.1Demand Registrations.

(a)From and after the expiration of the Restricted Period, subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 5.3 or, if the Company is so eligible but has failed to comply with its obligations under Section 5.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 5.3(c), but only if there is no Shelf Registration Statement then in effect, any Demand Stockholders (“Requesting Stockholders”) shall be entitled to make an unlimited number of written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Stockholders that equals or is greater than the Registrable Amount (a “Demand Registration”).  Thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b), but subject to Section 5.1(g); and

(iii)all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b)A Demand shall specify:  (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder(s).  Within three (3) Business Days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities.  The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) days after the Company’s notice required by this paragraph has been given, subject to Section 5.1(g).  Each such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c)A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least one hundred eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Stockholders.

(d)Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Stockholders.

(e)The Company shall not be obligated to (i) subject to Section 5.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration, for a period longer than one hundred eighty (180) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which all Demand Stockholders were offered “piggyback” rights pursuant to Section 5.2 (subject to Section 5.2(b)) and at least 75% of the number of Registrable Securities requested by such Demand Stockholders to be included in such Demand Registration were included and sold, (B) within six (6) months of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements; provided, that the Company shall use its reasonable best efforts to obtain such financial statements as promptly as practicable.

(f)The Company shall be entitled to postpone (upon written notice to the Demand Stockholders) the filing or the effectiveness of a registration statement for any Demand Registration in the event of a Blackout Period until the expiration of the applicable Blackout Period.  In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Stockholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period are met.  Such certificate shall contain an approximation of the anticipated delay.

(g)If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority:  (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Stockholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Stockholders on the basis of the number of such Registrable Securities requested to be included by such Demand Stockholders; (ii) second, up to the number of Registrable Securities requested to be included in such Demand Registration by other holders of Registrable Securities, pro rata on the basis of the amount of such Registrable Securities requested to be included by such holders; (iii) third, securities the Company proposes to sell; and (iv) fourth, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h)Any time that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

5.2Piggyback Registrations.

(a)From and after the expiration of the Restricted Period, subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) on a Shelf Registration Statement pursuant to Section 5.3 or (iv) pursuant to Section 5.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all holders of Registrable Securities prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock, in each case to the extent then known.  Subject to Section 5.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by holders of Registrable Securities (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of all the shares of Company Common Stock sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Company Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such shares of Company Common Stock as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Company Common Stock sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c)For clarity, in connection with any Underwritten Offering under this Section 5.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d)If, at any time after giving written notice of its intention to register any shares of Company Common Stock as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock, the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that Demand Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

5.3Shelf Registration Statement.

(a)From and after the expiration of the Restricted Period, subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Stockholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use reasonable best efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Stockholders that equals or is greater than the Registrable Amount.  Notwithstanding the foregoing, to the extent that upon the expiration of the Restricted Period the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Notice shall not be required and the Company shall file, as soon as reasonably practicable following the expiration of the Restricted Period, the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto registering all Registrable Securities then held by such Demand Stockholders.

(b)Within ten (10) days after receipt of a Shelf Notice pursuant to Section 5.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities.  Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c)Subject to Section 5.3(d), the Company will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) five (5) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which this agreement terminates pursuant to Section 7.1.

(d)Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period.  In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Stockholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period are met.  Such certificate shall contain an approximation of the anticipated delay.  After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)At any time that a Shelf Registration Statement is effective, if any Demand Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 5.3).  In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and the Company and such proposing Demand Stockholder(s) shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Stockholder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii)if the lead managing underwriter(s) advises the Company and the proposing Demand Stockholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Stockholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 5.1(g).  Except as otherwise expressly specified in this Section 5.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article V as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 5.1(e)(ii) (provided that references therein to six (6) months shall be deemed to be references to four (4) months) and Section 5.1(g).

5.4Withdrawal Rights.  Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement).  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Stockholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Demand Stockholders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof.

5.5Holdback Agreements.  In connection with any Underwritten Offering, each Demand Stockholder, agrees to enter into customary agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering) and continuing for not more than sixty (60) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made,  or such lesser period as is required by the lead managing underwriter(s) or such lesser period as is required by the lead managing underwriter(s). Any discretionary waiver or termination of the requirements under the foregoing provisions made by the Company or applicable lead managing underwriter(s) shall apply to each holder of Registrable Securities on a pro rata basis.

If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days, after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

5.6Registration Procedures.

(a)If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1, Section 5.2 or Section 5.3, the Company shall as expeditiously as reasonably practicable:

(i)prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article V; provided,  however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided,  further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Stockholders which are including Registrable Securities in such registration (“Selling Stockholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Stockholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii)prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article V, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.6(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(iv)furnish to the Selling Stockholders and each underwriter, if any, of the securities being sold by such Selling Stockholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholders;

(v)use reasonable best efforts to register or qualify or cooperate with the Selling Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Stockholders and any underwriter of the securities being sold by such Selling Stockholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Stockholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Stockholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi)use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vii)use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Stockholder(s) thereof to consummate the disposition of such Registrable Securities;

(viii)use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its reasonable best efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if an underwriting agreement has been entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 5.9 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)in connection with an Underwritten Offering, use reasonable best efforts to obtain for the Selling Stockholders and underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Stockholders and underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)make available for inspection by the Selling Stockholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided,  however, that the Company shall not be required to provide any information under this clause (xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Stockholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided,  further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)as promptly as practicable notify in writing the Selling Stockholder and the underwriters, if any, of the following events:  (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 5.6(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make  the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 5.6(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)cooperate with the Selling Stockholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Stockholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xvi)have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)The Company may require each Selling Stockholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Stockholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.6(a)(xii), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(xi), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided,  however, that the Company shall extend the time periods under Section 5.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(i)use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

5.7Registration Expenses.  All fees and expenses incident to the Company’s performance of its obligations under this Article V, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 5.6(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show” and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose shares are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Stockholders, in the case of a Shelf Offering, the Demand Stockholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective.  In connection with the Company’s performance of its obligations under this Article V, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.  Each Selling Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Stockholder’s Registrable Securities pursuant to any registration.

5.8Miscellaneous.

(a)Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”).  If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder.  The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b)The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the holders of

Registrable Securities hereunder to any other Person without the prior written consent of Demand Stockholders holding a majority of the Registrable Securities then held by all Demand Stockholders.

5.9Registration Indemnification.

(a)The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Stockholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.9(a)) will reimburse each such Selling Stockholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Stockholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b)In connection with any registration statement in which a Selling Stockholder is participating, without limitation as to time, each such Selling Stockholder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.9(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.  Notwithstanding the foregoing, no Selling Stockholder shall be liable under this Section 5.9(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided,  however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)).  For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence.  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed).  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the amount received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE VI

DEFINITIONS

6.1Defined Terms.  Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and with respect to each Investor, an “affiliate” of such Investor as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Investor or an Affiliate of such Investor serves as the general partner, managing member or discretionary manager or advisor; provided,  however, that notwithstanding the foregoing, an Affiliate of an Investor shall not include any portfolio company or other investment of any such Person or of such Investor or any investment fund, vehicle or holding company, or any limited partners of such Investor.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) in the event that the Company determines in good faith that the registration would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company, a period of up to fifty (50) days; provided, that a Blackout Period described in this clause (ii) may not occur more than twice in any period of eighteen (18) consecutive months.

“Board” has the meaning set forth in Section 1.1.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“CD&R” shall have the meaning set forth in the Recitals.

“CD&R Investment Fund” means any investment fund, investment vehicle or other account that is, directly or indirectly, managed or advised by CD&R or any of its Controlled Affiliates.

“CD&R Investor Designee” means, subject to Section 1.3, an individual (who must be an employee of CD&R or one of its Controlled Affiliates) designated in writing by the CD&R Investors for election or appointment to the Board and who is reasonably acceptable to the Board.  The initial CD&R Investor Designee shall be Richard J. Schnall.

“CD&R Investor Director” means a CD&R Investor Designee who has been elected or appointed to the Board.

“CD&R Investor Rights Termination Event” shall be deemed to occur if (i) as of the end of any Business Day following the date of this Agreement, the CD&R Investors Beneficially Own less than 25% of the Shares Beneficially Owned by the CD&R Investors as of immediately following the Closing or (ii) the private equity business of CD&R has made any Designated Entity Investment.

“CD&R Investors” means (i) the Initial CD&R Investors, (ii) any Permitted Transferee of any Initial CD&R Investor to which Shares are Transferred by such Initial CD&R Investor in compliance with the terms of this Agreement and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“CD&R Non-Private Equity Business” means any business or investment of CD&R and its Affiliates distinct from the private equity business of CD&R and its Affiliates; provided, that such business or investment shall not be deemed to be distinct from such private equity business if and at such time that (i) any Confidential Information with respect to the Company is made available to investment professionals of CD&R and its Affiliates who are not involved in the private equity business and who are involved in such other business or investment or (ii) CD&R or any of its Affiliates instructs or overtly encourages any such business or investment to take any action that would violate any provision of this Agreement that would be applicable to such business or investment were it to be deemed to be a CD&R Investor hereunder.

“CD&R Ownership Limit” means a percentage equal to the percentage of the outstanding shares of Company Common Stock Beneficially Owned by the Initial CD&R Investors as of immediately following the Closing; provided, that, in either case, the effect of any share repurchases by the Company shall not be counted for purposes of any measurement of the CD&R Ownership Limit (and, for the avoidance of doubt, none of the CD&R Investors shall be required to sell or otherwise dispose of any shares of Company Common Stock as a consequence of any such repurchase or any other similar action undertaken by the Company) unless and until any CD&R Investor has acquired Beneficial Ownership of additional Voting Securities following such repurchase.

“CD&R Related Persons” has the meaning set forth in Section 1.6(b).

“Closing” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in the recitals.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of an Investor or its Representatives from the Company or its Representatives, the Beneficial Ownership of Shares or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Investor or any of its Representatives, (ii) was or becomes available to such Investor or any of its Representatives on a non-confidential basis from a source other than the Company or its Representatives, or any other Investor or its Representatives, as the case may be, provided, that the source thereof is not known by such Investor or such of its Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by such Investor or such of its Representatives without the use of any such information that would otherwise be Confidential Information hereunder.  Subject to clauses (i)-(iii) above, Confidential Information also includes all non-public information previously provided by the Company or its Representatives under the provisions of any confidentiality agreement between the Company, the

Investors or their respective Affiliates or Representatives, including the Confidentiality Agreement, including all information, documents and reports referred to thereunder, or otherwise.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of October 9, 2013, between Unicorn and the Company and the confidentiality and joint defense agreement, dated as of October 9, 2013, between Unicorn, the Company and their counsel.

“Contract” means any contract, lease, license, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Company or any such successor committee.

“Demand” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Demand Stockholder” means any CD&R Investor or any KKR Investor, in either case, that holds Registrable Securities.

“Designated Entity” means (i) any Specified Entity or (ii) any Person who, as of any time of determination, engages in the wholesale food service distribution business in North America.

“Designated Entity Investment” shall mean an investment in any Designated Entity, in each case other than an investment in a Designated Entity (i) that is primarily engaged in business outside of the U.S. and that competes to no more than a de minimis extent with the Company or (ii) that represents a passive investment of less than five percent (5%) of the outstanding stock of any corporation whose equity securities are publicly traded on a nationally recognized securities exchange (or the non-U.S. equivalent of a nationally recognized securities exchange).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Transferee” has the meaning set forth in Section 2.1(c)(iv).

“Foreign or State Act” has the meaning set forth in Section 2.1(g).

“Form S-3” has the meaning set forth in Section 5.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 5.6(a)(iv).

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Initial CD&R Investors” means Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., CDR USF Co-Investor L.P., and CDR USF Co-Investor No. 2, L.P.

“Initial KKR Investors” means KKR 2006 Fund L.P., KKR PEI Investments, L.P., KKR Partners III, L.P. and OPERF Co-Investment LLC.

“Inspectors” has the meaning set forth in Section 5.6(a)(xi).

“Investor Indemnification Agreements” means each and every certificate, memorandum or articles of incorporation or association, bylaws, limited liability company operating agreement, limited partnership agreement and any other organizational document of, and each and every insurance policy maintained by, CD&R, the CD&R Investors, KKR, the KKR Investors or their respective Affiliates, as applicable, providing for, among other things, indemnification of and advancement of expenses for the CD&R Investor Director and the KKR Investor Director, as applicable, for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Investor Indemnitors” means the CD&R Investors and the KKR Investors and their respective Affiliates, as applicable, in their capacity as indemnitors to the CD&R Investor Director and KKR Investor Director, as applicable, under the applicable Investor Indemnification Agreements.

“Investors” means the CD&R Investors and the KKR Investors.

“KKR” shall have the meaning set forth in the Recitals.

“KKR Investment Fund” means any investment fund, investment vehicle or other account that is, directly or indirectly, managed or advised by KKR or any of its Controlled Affiliates.

“KKR Investor Designee” means, subject to Section 1.3, an individual (who must be an employee of KKR or one of its Controlled Affiliates) designated in writing by the KKR Investors for election or appointment to the Board and who is reasonably acceptable to the Board.  The initial KKR Investor Designee shall be Michael Calbert.

“KKR Investor Director” means a KKR Investor Designee who has been elected or appointed to the Board.

“KKR Investor Rights Termination Event” shall be deemed to occur if (i) as of the end of any Business Day following the date of this Agreement, the KKR Investors Beneficially Own less than 25% of the Shares Beneficially Owned by the KKR Investors as of immediately following the Closing or (ii) the private equity business of KKR has made any Designated Entity Investment.

“KKR Investors” means (i) the Initial KKR Investors, (ii) any Permitted Transferee of any Initial KKR Investor to which Shares are Transferred by such Initial KKR Investor in compliance with the terms of this Agreement and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“KKR Non-Private Equity Business” means any business or investment of KKR and its Affiliates distinct from the private equity business of KKR and its Affiliates; provided, that such business or investment shall not be deemed to be distinct from such private equity business if and at such time that (i) any Confidential Information with respect to the Company is made available to investment professionals of KKR and its Affiliates who are not involved in the private equity business and who are involved in such other business or investment or (ii) KKR or any of its Affiliates instructs or overtly encourages any such business or investment to take any action that would violate any provision of this Agreement that would be applicable to such business or investment were it to be deemed to be a KKR Investor hereunder.

“KKR Ownership Limit” means a percentage equal to the percentage of the outstanding shares of Company Common Stock Beneficially Owned by the Initial CD&R Investors as of immediately following the Closing; provided, that, in either case, the effect of any share repurchases by the Company shall not be counted for purposes of any measurement of the KKR Ownership Limit (and, for the avoidance of doubt, none of the KKR Investors shall be required to sell or otherwise dispose of any shares of Company Common Stock as a consequence of any such repurchase or any other similar action undertaken by the Company) unless and until any KKR Investor has acquired Beneficial Ownership of additional Voting Securities following such repurchase.

“KKR Related Persons” has the meaning set forth in Section 1.6(b).

“Law” has the meaning set forth in the Merger Agreement.

“Losses” has the meaning set forth in Section 5.9(a).

“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 5.3(e).

“Merger Agreement” has the meaning set forth in the recitals.

“Non-Liable Person” has the meaning set forth in Section 7.12.

“Other Demanding Sellers” has the meaning set forth in Section 5.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 5.2(b).

“Permitted Transfer” has the meaning set forth in Section 2.1(b).

“Permitted Transferee” means, with respect to any Investor, any Affiliate of such Investor.

“Person” has the meaning set forth in the Merger Agreement.

“Piggyback Notice” has the meaning set forth in Section 5.2(a).

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Piggyback Seller” has the meaning set forth in Section 5.2(a).

“Records” has the meaning set forth in Section 5.6(a)(xi).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $250 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Stockholder.

“Registrable Securities” means the Shares held by the Investors and any shares of Company Common Stock received by the Investors in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided, that any such Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Representatives” has the meaning set forth in Section 1.6(b).

“Requested Information” has the meaning set forth in Section 5.8(a).

“Requesting Stockholders” has the meaning set forth in Section 5.1(a).

“Restricted Period” has the meaning set forth in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholders” has the meaning set forth in Section 5.6(a)(i).

“Shares” has the meaning set forth in the recitals.

“Shelf Notice” has the meaning set forth in Section 5.3(a).

“Shelf Offering” has the meaning set forth in Section 5.3(e).

“Shelf Registration Statement” has the meaning set forth in Section 5.3(a).

“Specified Entity” shall mean any Person set forth on Schedule I (and any successor thereof).

“SRO” means (i) any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.

“Standstill Period” has the meaning set forth in Section 2.2(b).

“Take-Down Notice” has the meaning set forth in Section 5.3(e).

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding.  The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest then Beneficially Owned by such Person, including pursuant to any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose.  The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.  “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Unpaid Indemnitee Amounts” has the meaning set forth in Section 1.2(d).

“Volume Limitation” has the meaning set forth in Section 2.1(c)(iii).

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

6.2Interpretation.  Whenever used:  the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and

“herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears.  Unless the context otherwise requires, references herein:  (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  References to “$” or “dollars” means United States dollars.  Any reference in this Agreement to any gender shall include all genders.  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.  The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof.  If, and as often as, there is any change in the outstanding shares of Company Common Stock by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change.  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

ARTICLE VII

MISCELLANEOUS

7.1Term.  This Agreement will be effective as of the Closing Date and shall automatically terminate with respect to the CD&R Investors upon the date that the CD&R Investors, in the aggregate, Beneficially Own less than 1% of the Total Voting Power, and, with respect to the KKR Investors, upon the date that the KKR Investors, in the aggregate, Beneficially Own less than 1% of the Total Voting Power, so long as, as of such date, all of the then-remaining Registrable Securities Beneficially Owned by the CD&R Investors or all of the then-remaining Registrable Securities Beneficially Owned by the KKR Investors,  as applicable, may be sold in a single transaction without limitation under Rule 144 under the Securities Act and if that is not the case, this Agreement shall terminate when the foregoing shall be the case.  If this Agreement is terminated pursuant to this Section 7.1, this Agreement shall immediately then be terminated and of no further force and effect, except for the provisions set forth in Section 1.6(b) (which shall survive termination of this Agreement for a period of two (2) years), Section 5.9, Section 6.2 and this Article VII, and except that no termination hereof pursuant to this Section 7.1 shall have the effect of shortening the Standstill Period or the period defined by the first sentence of Section 3.1(a), which, in each case, shall survive in accordance with their terms.

7.2Notices.

(a)Notices and other statements in connection with this Agreement shall be in writing in the English language and shall be delivered by hand, facsimile or overnight courier to the recipient’s facsimile number or address as set forth below or to such other facsimile number or address as a party hereto may notify to the other parties hereto from time to time and shall be given:

(i)if to the Company, to:

Name:	Sysco Corporation
Address:	1390 Enclave Parkway
Houston, TX 77077-2099
Fax:	(281) 584-2510
Attention:	Russell T. Libby
with a copy to (which shall not be considered notice):
Name:	Wachtell, Lipton, Rosen & Katz
Address:	51 West 52nd Street
New York, New York 10019
Fax:	(212) 403-2000
Attention:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.

(ii)if to CD&R or a CD&R Investor, to:

Name:	Clayton, Dubilier & Rice, Inc.
Address:	375 Park Avenue, 18th Floor
New York, NY 10152
Fax:	(212) 407-5252
Attention:	Richard J. Schnall
with a copy to (which shall not be considered notice):
Name:	Debevoise & Plimpton LLP
Address:	919 Third Avenue
New York, New York 10022
Fax:	(212) 909-6836
Attention:	Paul S. Bird

(iii)if to KKR or a KKR Investor, to:

Name:	Kohlberg Kravis Roberts & Co. L.P.
Address:	2800 Sand Hill Road, Suite 94025
Fax:	(650) 233-6548
Attention:	Michael Calbert

with a copy to (which shall not be considered notice):
Name:	Simpson Thacher & Bartlett LLP
Address:	425 Lexington Avenue
New York, New York 10017
Fax:	(212) 455-2502
Attention:	Marni J. Lerner

(b)A notice shall be effective upon receipt and shall be deemed to have been received:

(i)at the time of delivery, if delivered by hand, or overnight courier; or

(ii)at the time of transmission in legible form if received prior to 5:00 p.m. local time on such date or at the beginning of the recipient’s next Business Day if received after 5:00 p.m. local time on such date or such date is not a Business Day, if delivered by fax.

7.3Investor Actions.  Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the CD&R Investors, the KKR Investors or the Investors, as applicable, shall be made by, and shall be valid and binding upon, all CD&R Investors, all KKR Investors or all Investors, respectively, if made by (i) in the case of the CD&R Investors, the CD&R Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all CD&R Investors, (ii) in the case of the KKR Investors, the KKR Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all KKR Investors and (iii) in the case of all Investors, a majority of the Total Voting Power then Beneficially Owned by all Investors.

7.4Amendments and Waivers.  No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company, (ii) the CD&R Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all CD&R Investors and (iii) the KKR Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all KKR Investors.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.5Successors and Assigns.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, provided that any proposed assignment by any of the CD&R Investors or the KKR Investors of any of their respective rights herein to any party other than to an Affiliate of CD&R or KKR, as applicable, may be granted or withheld in the Company’s sole and absolute discretion, it being understood that it is the intention of the parties hereto that the rights afforded to the CD&R Investors and the KKR Investors are personal to such Persons and are not transferable except as expressly provided herein.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  Any attempted assignment in violation of this Section 7.5 shall be void.

7.6Severability.  It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought.  If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

7.7Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

7.8Entire Agreement.  This Agreement (including the documents and the instruments referred to in this Agreement), together with the Merger Agreement and the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

7.9Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 7.9 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH  THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 7.2 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL

BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE  NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.

7.10Specific Performance.  The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is expressly agreed that the parties hereto shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or in equity.

7.11No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 5.9 are intended third party beneficiaries of Section 5.9, and Non-Liable Persons are intended third party beneficiaries of Section 7.12.

7.12No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Investor (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto (each, a “Non-Liable Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation.

The remainder of this page left intentionally blank.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

SYSCO CORPORATION

By:  /s/ Russell T. Libby
Name:  Russell T. Libby
Title:  Senior Vice President & General Counsel

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:   /s/ Nate Taylor

Name:  Nate Taylor

Title:    Member

KKR 2006 FUND, L.P.

By:	KKR Associates 2006 L.P., its General Partner

By:	KKR 2006 GP LLC, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Authorized Person

KKR PEI INVESTMENTS, L.P.

By:	KKR PEI Associates, L.P., its General Partner

By:	KKR PEI GP Limited, the General Partner of KKR PEI Associates, L.P.

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR PARTNERS III, L.P.

By:	KKR III GP LLC, its
General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Authorized Person

OPERF CO-INVESTMENT LLC

By:	KKR Associates 2006 L.P., its Manager

By:	KKR 2006 GP LLC, its
General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Authorized Person

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Nate Sleeper
	Name:	Nate Sleeper
	Title:	Partner

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd., its
General Partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.

By:	CD&R Associates VII (Co-Investment),
Ltd., its General Partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

CD&R Parallel FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd., its General Partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

CDR USF CO-INVESTOR L.P.

By:	CDR USF Co-Investor GP Limited, its
General Partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

CDR USF CO-INVESTOR NO. 2, L.P.

By:	CDR USF Co-Investor GP No. 2, its
General Partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT THAT HAVE BEEN

REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS

BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE

COMMISSION.

Schedule I

Specified Entities

[***]

[***]

[***]

[***]

EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Sysco Corporation Stockholders Agreement, dated as of December 8, 2013 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Sysco Corporation, a Delaware corporation, each of the stockholders whose name appears on the signature pages thereto, and any other Persons who become a party thereto in accordance with the terms thereof.  Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Shares, to become a party to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to an Investor and a [CD&R Investor] [KKR Investor], respectively, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] Shares as of the date hereof.  The undersigned and the proposed transferor hereby represent and warrant that the proposed transfer of Shares will not result in [CD&R] [KKR] exceeding the [CD&R Ownership Limit] [KKR Ownership Limit]]1

The undersigned acknowledges and agrees that Sections 7.2 through Section 7.12 of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the __ day of ____________, _____.

TRANSFEREE

___________________

Print Name:

Address:

Telephone:

Facsimile:

Email:

AGREED AND ACCEPTED

as of the ____ day of ____________, _____.

SYSCO CORPORATION

By:   __________________________________

        Name:

        Title:

[TRANSFEROR

By:   __________________________________

        Name:

        Title:]